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                    SECURITIES AND EXCHANGE COMMISSION



                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                               August 29, 1996




                          Mallinckrodt Group Inc.
            (Exact name of registrant as specified in its charter)




           New York                   1-483                  36-1263901
(State or other jurisdiction      (Commission             (I.R.S. Employer
       of incorporation)           File Number)           Identification No.)



 7733 Forsyth Boulevard, St. Louis, MO                        63105-1820
(Address of principal executive offices)                      (ZIP Code)


Registrant's telephone number,                              (314) 854-5200
     including area code


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Item 5.  Other Events
A press release was issued August 29, 1996. The relevant portion of the text of that release was as follows:

MALLINCKRODT REALIGNING BUSINESS PORTFOLIO TO FOCUS STRONGLY ON HUMAN HEALTHCARE, SPECIALTY CHEMICALS

Is seeking buyer for Tastemaker interest, exploring options for animal health business

ST. LOUIS, Mo., August 29, 1996 -- In a decision designed to enhance its ability to achieve exceptional growth, Mallinckrodt Group Inc. (NYSE:MKG) announced today plans to intensify its focus on its core businesses in human healthcare and specialty chemicals. Accordingly, in cooperation with its joint venture partner, Hercules, Inc., the company will be seeking a buyer for the Tastemaker flavors business and will be exploring all strategic options for its animal health division, Mallinckrodt Veterinary.

     Resources generated as a result of these actions will be reinvested in new and ongoing growth opportunities, especially in human healthcare. Growth initiatives in specialty chemicals and possible additional share repurchases of the company's stock will also be considered. Investment bankers have been retained to facilitate the company's global efforts to strategically realign its business portfolio.

     Cincinnati-based Tastemaker, a 50-50 joint venture with Hercules, has enjoyed tremendous growth and profitability since being established in early 1992 by combining the flavors operations of the two companies. It is now the world's fifth-largest flavors manufacturer. Mallinckrodt Veterinary, based in Mundelein, Ill., has achieved profitability through cost reduction and productivity during the past three years. It has enhanced its business portfolio through the divestiture of a commodity feed ingredients business and built a bright future in animal biologicals through investments in technology acquisitions, research expertise and new manufacturing facilities.

     "We believe that now is an ideal time for Mallinckrodt to realize the value created in both of these businesses," said C. Ray Holman, chairman and chief executive officer of Mallinckrodt. "Both are well-positioned for growth in their respective industries."

     Holman indicated that both businesses have made great strides in recent years but could benefit from alignment with other companies whose core businesses more closely match their own. He emphasized that employees in both companies have performed well in strengthening their businesses and deserve to be in situations that can help realize the full potential of their businesses.

     Mallinckrodt Group is a dynamic, international growth company serving specialty markets in human healthcare and chemicals and is dedicated to improving healthcare and chemistry. Mallinckrodt is a major producer of analgesic pharmaceuticals, diagnostic imaging agents, medical devices, catalysts, and laboratory and microelectronic chemicals. The St. Louis-based company, with fiscal 1996 net sales of $2.2 billion, sells more than 2,000 products in more than 100 countries. Mallinckrodt employs about 10,400 people worldwide.

                                      # # #

MALLINCKRODT GROUP INC.



ROGER A. KELLER
Vice President, Secretary
  and General Counsel


DATE:  August 30, 1996